EXHIBIT 99.1

NEWS RELEASE
For more information, contact:
David L. Urban
david.urban@flagstar.com
(248) 312-5970

Flagstar Reports Fourth Quarter 2014 Net Income of $11.1 million, or $0.07 per Diluted Share

Profitable results led by revenue growth and continued expense discipline

Key Q4 Highlights

•	Increased profitability with no unusual items

•	Noninterest income up modestly

•	Noninterest expense down slightly

•	Lower net charge-offs and provision expense

•	Tier 1 leverage ratio increased

TROY, Mich. Jan 22, 2015 - Flagstar Bancorp, Inc. (NYSE:FBC) ("the Company"), the holding company for Flagstar Bank, FSB (the "Bank"), today reported fourth quarter 2014 net income of $11.1 million, or $0.07 per diluted share, as compared to a net loss of $27.6 million in the third quarter 2014, or $(0.61) per diluted share, and net income of $161.9 million in the fourth quarter 2013, or $2.77 per diluted share. The full year 2014 net loss was $69.5 million, or $(1.72) per diluted share, as compared to a full year 2013 net income of $267.0 million, or $4.37 per diluted share.

Alessandro P. DiNello, president and chief executive officer, said, "I am pleased that this quarter's earnings are the result of core operations. We have been working tirelessly for the last two years to de-risk the balance sheet, settle major legal matters, right size operating expenses, upgrade our management talent, build a strong risk management organization and focus our business strategies. These efforts have begun to bear fruit and we will continue to build on this foundation going forward."

Fourth Quarter 2014 Highlights:

Income Statement Highlights
	Three Months Ended					% Change
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	Seq	Yr/Yr
	(Dollars in thousands)
Consolidated Statements of Operations
Net interest income	$61,302	$64,363	$62,425	$58,201	$41,203	(4.8)%	48.8%
Provision for loan losses	4,986	8,097	6,150	112,321	14,112	(38.4)%	(64.7)%
Noninterest income	98,441	85,188	102,484	74,953	113,146	15.6%	(13.0)%
Noninterest expense	139,253	179,389	121,353	139,252	388,693	(22.4)%	(64.2)%
Income (loss) before income taxes	15,504	(37,935)	37,406	(118,419)	(248,456)	N/M	N/M
Provision (benefit) for income taxes	4,428	(10,303)	11,892	(39,996)	(410,362)	N/M	N/M
Net income (loss)	$11,076	$(27,632)	$25,514	$(78,423)	$161,906	N/M	(93.2)%

Earnings (Loss) Per Share (1)	$0.07	(0.61)	0.33	(1.51)	2.77	N/M	(97.5)%
N/M - Not meaningful

(1)	Fully diluted earnings (loss) per share, except where securities would be anti-dilutive. Includes the preferred stock dividend, including the accretion and cumulative deferred.

Key Ratios
	Three Months Ended					Change (bps)
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	Seq	Yr/Yr
Net interest margin (consolidated)	2.80%	2.91%	2.98%	2.97%	1.73%	(11)	107
Efficiency ratio (adjusted) (1)	90.6%	86.8%	71.3%	91.3%	108.1%	380	N/M
Return (loss) on average assets	0.44%	(1.08)%	1.04%	(3.39)%	5.70%	152	(526)
Return (loss) on average equity	3.18%	(7.88)%	7.38%	(21.85)%	50.39%	N/M	N/M
N/M - Not meaningful

(1)	See non-GAAP reconciliation.

Balance Sheet Highlights
	Three Months Ended					% Change
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	Seq	Yr/Yr
	(Dollars in thousands)
Average Balance Sheet
Average interest-earning assets	$8,724,037	$8,814,714	$8,366,703	$7,829,814	$9,607,376	(1.0)%	(9.2)%
Average loans held-for-investment	4,030,525	4,087,862	3,902,871	3,864,110	3,927,537	(1.4)%	2.6%
Average interest-bearing deposits	5,897,543	5,788,388	5,445,734	5,230,154	5,339,165	1.9%	10.5%

Net Interest Income

Fourth quarter 2014 net interest income fell to $61.3 million, as compared to $64.4 million for the third quarter 2014. The decrease in net interest income was attributable to lower interest income from the Company’s Ginnie Mae early buy-outs, due to a reduction in the average interest rate earned in accordance with the terms of loans with government guarantees, as well as jumbo residential first mortgage loan sales. The full year 2014 net interest income was $246.3 million, as compared to $186.7 million for the full year 2013, which primarily resulted from the prepayment of long-term Federal Home Loan Bank advances at the end of 2013.

Net interest margin decreased to 2.80 percent for the fourth quarter 2014, as compared to 2.91 percent for the third quarter 2014. The decrease from the prior quarter was driven primarily by a lower yield from the loans that were included in the early buy-outs, as described above, and a 21 basis point reduction in the yield on loans held-for-sale.

Provision for Loan Losses

Provision for loan losses totaled $5.0 million for the fourth quarter 2014, as compared to $8.1 million for the third quarter 2014. The decrease from the prior quarter was primarily attributable to lower net charge-offs. Net charge offs in the fourth quarter 2014 were $9.0 million, or 0.91 percent of applicable loans, compared to $13.1 million, or 1.36 percent of applicable loans in the prior quarter. The fourth quarter 2014 amount included $3.0 million of net charge-offs associated with the sale of $24 million of lower performing loans during the quarter. The net charge-offs associated with these loan sales accounted for 31 basis points of the fourth quarter's net charge-off rate.

Noninterest Income

Fourth quarter 2014 noninterest income was $98.4 million, as compared to noninterest income of $85.2 million for the third quarter 2014. The third quarter of 2014 included a $10.4 million charge related to certain Federal Housing Administration indemnifications. Net of this adjustment, noninterest income rose $2.8 million, or 3 percent from the prior quarter.

Adjustments to Noninterest Income
	Three Months Ended
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
	(Dollars in thousands)
Noninterest income	$98,441	$85,188	$102,484	$74,953	$113,146
Adjusting items
Loan fees and charges (1)	—	—	(10,000)	—	—
Representation and warranty provision (2)	—	10,375	—	—	(24,900)
Other noninterest income (3)	—	—	—	21,056	—
Adjusted noninterest income (4)	$98,441	$95,563	$92,484	$96,009	$88,246

(1)	Reverse benefit for contract renegotiation.

(2)	Add back reserve increase related to indemnifications claims on government insured loans and reduce for the settlement with Fannie Mae and Freddie Mac, respectively.

(3)	Adjust for a negative fair value adjustment related to performing loans repurchased.

(4)	Non-GAAP number.

Fourth quarter 2014 deposit fees and charges increased to $6.0 million, as compared to $5.6 million for the third quarter 2014. The increase from the prior quarter reflects continued growth in demand deposit balances and seasonality.

Mortgage Metrics
	Three Months Ended					% Change
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	Seq	Yr/Yr
	(Dollars in millions)
GOS margin (change in bps) (3)	0.87%	0.83%	0.82%	0.93%	0.85%	4	2
Gain on loans sales	$54	$52	$55	$45	$45	3.8%	20.0%
Mortgage rate lock commitments (fall-out adjusted) (1)	6,156	6,304	6,693	4,854	5,299	(2.3)%	16.2%
Residential loans serviced (2)	76,672	78,135	73,732	74,302	71,824	(1.9)%	6.7%

(1)
Fallout-adjusted mortgage rate lock commitments are adjusted by a percentage of mortgage loans in the pipeline that are not expected to close based on previous historical experience and the level of interest rates.

(2)	Includes serviced and subserviced loans.

(3)	Gain on sale margin is based on net gain on loan sales to fall-out adjusted mortgage rate lock commitments.

Loan fees and charges decreased to $16.8 million for the fourth quarter 2014, as compared to $18.7 million in the third quarter 2014. The decrease of $1.9 million, or 10 percent, was primarily related to an 8 percent decrease in mortgage originations in the fourth quarter 2014.

Fourth quarter 2014 net gain on loan sales increased to $53.5 million, as compared to $52.2 million for the third quarter 2014. The increase from the prior quarter reflects higher refinance volume driven by lower rates in October and early December, offsetting the seasonal decline in purchase origination volume. Fallout-adjusted locks were $6.2 billion for the fourth quarter 2014, as compared to $6.3 billion for the third quarter 2014. The net gain on loan sale margin increased to 0.87 percent for the fourth quarter 2014, as compared to 0.83 percent for the third quarter 2014.

Loan administration income remained relatively flat at $5.5 million for the fourth quarter 2014, as compared to the third quarter 2014.

Net return on the mortgage servicing asset (including off-balance sheet hedges of mortgage servicing rights) increased to $1.6 million for the fourth quarter 2014, as compared to $1.3 million for the third quarter 2014. The gross return on the mortgage servicing rights asset was 7.4 percent in the 2014 fourth quarter, a slight decrease from the third quarter 2014 as a result of higher prepayments of serviced loans. Additionally, the Company had $3.5 million of lower revenue as a result of the transaction costs and losses associated with $70 million of mortgage servicing rights sold during the quarter.

Net gain on sales of assets fell $3.2 million in the fourth quarter 2014, compared to the prior quarter. The Company sold $24 million of lower performing mortgage loans during the fourth quarter 2014, resulting in a net gain of $1.7 million. In the third quarter 2014, the Company sold $48 million of performing jumbo residential first mortgage loans and $33 million of lower performing loans, producing a net gain of $4.9 million.

Representation and warranty provision improved to income of $6.1 million for the fourth quarter 2014, as compared to an expense of $12.5 million reported for the third quarter 2014. The change from the prior quarter was primarily due to a $10.4 million charge in the prior quarter related to certain indemnifications made by the Company. Additionally, during the fourth quarter 2014, the Company received recoveries of prior expenses and recorded a downward adjustment in the anticipated level of loss rates on claims from Fannie Mae and Freddie Mac, as the overall level of the representation and warranty reserve declined to $53.0 million at December 31, 2014 from $57.0 million at September 30, 2014.

The fourth quarter 2014 other noninterest income was $7.3 million, as compared to $9.5 million for the third quarter 2014. The decrease from the prior quarter primarily resulted from lower gains on the sale of investment securities and lower fair value adjustments on mortgage loans.

Noninterest Expense

Noninterest expense was $139.3 million for the fourth quarter 2014, as compared to $179.4 million for the third quarter 2014. The third quarter 2014 included a $37.5 million litigation settlement expense with the Consumer Financial Protection Bureau ("CFPB"), as well as $1.1 million in related legal expenses. After making these adjustments, noninterest expense in the third quarter 2014 was $140.8 million.

Adjustments to Noninterest expense
	Three Months Ended
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
	(Dollars in thousands)
Noninterest expense	$139,253	$179,389	$121,353	$139,252	$388,693
Adjusting items
Loss on extinguishment of debt (1)	—	—	—	—	(177,556)
Legal and professional expense (2)	—	(1,116)	(2,879)	—	—
Other noninterest expense (3)	—	(37,500)	10,000	—	(61,000)
Adjusted noninterest expense (4)	$139,253	$140,773	$128,474	$139,252	$150,137

(1)	Adjust prepayment of long-term FHLB advances.

(2)	Adjust for legal expenses related to CFPB litigation settlements during the respective periods.

(3)	Adjust CFPB litigation settlement expense and an additional accrual for the DOJ litigation, respectively.

(4)	Non-GAAP number.

Compensation and benefits increased to $59.0 million for the fourth quarter 2014, as compared to $53.5 million for the third quarter 2014. The increase from the prior quarter was primarily due to higher levels of incentive compensation and $2.6 million in severance.

Fourth quarter 2014 asset resolution expense decreased to $13.4 million, as compared to $13.7 million for the third quarter 2014. The decrease was primarily due to process improvements and lower levels of problem assets, partially offset by a $2.0 million provision for expenses related to prior loss recoveries.

Legal and professional expenses were $10.8 million for the fourth quarter 2014, as compared to $15.0 million for the third quarter 2014. The $4.2 million decrease in the fourth quarter was primarily attributable to a decrease in consulting expenses, as well as legal expenses related to the Company’s CFPB settlement experienced in the prior quarter.

Other noninterest expenses for the fourth quarter 2014 totaled $10.8 million, as compared to $50.3 million for the third quarter 2014. The decrease of $39.2 million from the prior quarter, included the third quarter 2014 adjusting item of $37.5 million related to the CFPB settlement.

Income Taxes

The fourth quarter 2014 provision for income taxes totaled $4.4 million, as compared to a tax benefit of $10.3 million in the third quarter 2014. The effective tax rate in the fourth quarter 2014 was 28.6 percent, as compared to 27.2 percent in the third quarter 2014.

The full year 2014 income tax benefit was $34.0 million, as compared to a benefit of $416.3 million for the full year 2013, primarily due to the reversal of the deferred tax asset valuation allowance during the fourth quarter 2013. The Company reversed 100 percent of the valuation allowance on its federal deferred tax asset ("DTA") and a portion of its state DTA, which had been previously established as of September 30, 2009, which resulted in a $355.8 million DTA valuation allowance reversal, or $6.29 per diluted share.

Asset Quality

Credit Quality Ratios
	Three Months Ended					Change (bps)
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	Seq	Yr/Yr
	(Dollars in thousands)
Charge-offs, net of recoveries	$8,986	$13,097	$7,150	$12,321	$14,110	(31.4)%	(36.3)%
Total nonperforming loans held-for-investment	$120,491	$106,944	$120,162	$110,749	$145,685	12.7%	(17.3)%
Net charge-off ratio (annualized)	0.91%	1.36%	0.78%	1.36%	1.53%	(45)	(62)
Nonperforming loans ratio to LHFI	2.71%	2.56%	2.76%	2.76%	3.59%	15	(88)
Allowance for loan loss to LHFI	7.01%	7.60%	7.41%	8.11%	5.42%	(59)	159

Fourth quarter 2014 net charge-offs were $9.0 million, representing 0.91 percent of associated loans, excluding loans carried under a fair value option. This represented a decrease of $4.1 million from the third quarter 2014 net charge-offs of $13.1 million, or 1.36 percent, of associated loans. Excluding loan sales in both quarters, net charge-offs in the fourth quarter were $6.0 million or 0.60 percent, compared to $6.8 million or 0.70 percent in the prior quarter.

Nonperforming loans increased to $120.5 million at December 31, 2014 from $106.9 million at September 30, 2014. The increase was driven by higher non-accrual TDRs, which increased to $28.7 million from $17.5 million in the third quarter 2014. The ratio of nonperforming loans to loans held-for-investment increased to 2.71 percent at December 31, 2014 from 2.56 percent at September 30, 2014.

The allowance for loan losses was $297.0 million at December 31, 2014, covering 7.01 percent of total loans held-for-investment, excluding loans carried under a fair value option. The allowance for loan losses was $301.0 million at September 30, 2014, covering 7.60 percent of total loans held-for-investment. The decrease in the coverage ratio during the fourth quarter of 2014 was primarily due to an increase in higher quality commercial warehouse loans at quarter end.

Capital

Capital Ratios (Bancorp)	Three Months Ended					Change (bps)
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	Seq	Yr/Yr
Total capital	24.1%	24.4%	25.2%	25.3%	28.6%	(23)	(443)
Tier 1 capital	22.8%	23.0%	23.9%	24.0%	27.3%	(22)	(444)
Tier 1 leverage	12.6%	12.5%	12.6%	12.6%	14.2%	9	(162)
Mortgage servicing rights to Tier 1 capital (1)	21.8%	24.9%	24.2%	27.6%	22.2%	(312)	(45)
Book value per common share (change in percent)	$19.64	$19.28	$19.90	$19.29	$20.66	1.9%	(4.9)%

(1)	See non-GAAP reconciliation.

The Company's regulatory capital ratios remain well above current regulatory quantitative guidelines for "well-capitalized" institutions. At December 31, 2014, the Company had a Tier 1 leverage ratio of 12.6 percent, as compared to 12.5 percent at September 30, 2014. At December 31, 2014, the Company had a common equity-to-assets ratio of 11.24 percent.

As of January 2015, the Company and the Bank are subject, on a phased-in basis, to the Basel III regulatory capital requirements that replace the current capital requirements. Assuming that the Basel III requirements were fully applicable at December 31, 2014, the Company’s pro forma Basel III Tier 1 leverage ratio would have been 10.2 percent at December 31, 2014 (see Non-GAAP reconciliation).

Earnings Conference Call

As previously announced, the Company's fourth quarter 2014 earnings call will be held on Thursday, January 22, 2015 at 11 a.m. (Eastern).

To join the call, please dial (888) 206-4916 toll free or (913) 312-0722, and use passcode: 1627539. Please call at least 10 minutes before the conference is scheduled to begin. A replay will be available for five business days by calling (888) 203-1112 toll free or (719) 457-0820, using passcode: 1627539.

The conference call will also be available as a live audio cast on the Investor Relations section of flagstar.com. It will be archived on that site and will be available for replay and download. A slide presentation accompanying the conference call will also be posted on the site.

About Flagstar

Flagstar Bancorp, Inc. (NYSE: FBC) is a $9.8 billion savings and loan holding company headquartered in Troy, Mich. Flagstar Bank, FSB, the largest bank headquartered in Michigan, provides commercial, small business, and consumer banking services through 107 branches in the state. It also provides home loans through a wholesale network of brokers and correspondents in all 50 states, as well as through 26 retail centers in 15 states. Flagstar is the ninth largest national originator of mortgage loans and a top 20 mortgage servicer, handling payments and recordkeeping for over $75 billion of home loans for nearly 400,000 borrowers. For more information, please visit flagstar.com.

Use of Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release includes non-GAAP financial measures such as an adjusted efficiency ratio, adjusted earnings, the ratio of total nonperforming assets to Tier 1 capital (to adjusted total assets) and estimated Basel III ratios. The Company believes these non-GAAP financial measures provide additional information that is useful to investors in helping to understand the underlying performance and trends of Flagstar.

Non-GAAP financial measures have inherent limitations, which are not required to be uniformly applied and are not audited. Readers should be aware of these limitations and should be cautious with respect to the use of such measures. To mitigate these limitations, there are practices in place to ensure that these measures are calculated using the appropriate GAAP or regulatory components in their entirety and to ensure that the Company's performance is properly reflected to facilitate consistent period-to-period comparisons. Although the Company believes the non-GAAP financial measures disclosed in this report enhance investors' understanding of our business and performance, these non-GAAP measures should not be considered in isolation, or as a substitute for those financial measures prepared in accordance with GAAP.

Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this earnings release, conference call slides, or the Form 8-K related to this press release. Additional discussion of the use of non-GAAP measures can also be found in Flagstar Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2013, and Quarterly Report on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014. All of which can be found on the Company’s website at flagstar.com.

Forward Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of Flagstar Bancorp, Inc.’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause the Company's actual results to differ materially from those described in the forward-looking statements can be found in Flagstar Bancorp Annual Report on Form 10-K for the year ended December 31, 2013, and Quarterly Report on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, which have been filed with the Securities and Exchange Commission and are available on the Company’s website (flagstar.com) and on the Securities and Exchange Commission's website (sec.gov). Other than as required under United States securities laws, Flagstar Bancorp does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Flagstar Bancorp, Inc.
Consolidated Statements of Financial Condition
(Dollars in thousands)

	December 31, 2014	September 30, 2014	December 31, 2013
	(Unaudited)	(Unaudited)
Assets
Cash and cash equivalents	$136,014	$106,840	$280,505
Investment securities available-for-sale or trading	1,672,179	1,378,093	1,045,548
Loans held-for-sale	1,243,792	1,468,668	1,480,418
Loans with repurchased government guarantees	1,128,359	1,191,826	1,273,690
Loans held-for-investment, net
Loans held-for-investment	4,447,554	4,184,624	4,055,756
Less: allowance for loan losses	(297,000)	(301,000)	(207,000)
Total loans held-for-investment, net	4,150,554	3,883,624	3,848,756
Mortgage servicing rights	257,827	285,386	284,678
Federal Home Loan Bank stock	155,443	209,737	209,737
Premises and equipment, net	237,942	238,261	231,350
Net deferred tax asset	442,349	449,575	414,681
Other assets	415,392	413,400	337,938
Total assets	$9,839,851	$9,625,410	$9,407,301
Liabilities and Stockholders' Equity
Deposits
Noninterest bearing	$1,209,275	$1,299,405	$930,060
Interest bearing	5,859,331	5,934,991	5,210,266
Total deposits	7,068,606	7,234,396	6,140,326
Federal Home Loan Bank advances	514,000	150,000	988,000
Long-term debt	331,194	339,575	353,248
Representation and warranty reserve	53,000	57,000	54,000
Other liabilities	500,230	492,834	445,853
Total liabilities	8,467,030	8,273,805	7,981,427
Stockholders' Equity
Preferred stock	266,657	266,657	266,174
Common stock	563	563	561
Additional paid in capital	1,482,465	1,480,955	1,479,265
Accumulated other comprehensive income (loss)	8,380	(250)	(4,831)
Accumulated deficit	(385,244)	(396,320)	(315,295)
Total stockholders' equity	1,372,821	1,351,605	1,425,874
Total liabilities and stockholders' equity	$9,839,851	$9,625,410	$9,407,301

Flagstar Bancorp, Inc. Consolidated Statements of Operations (Dollars in thousands, except per share data) (Unaudited)

	Three Months Ended			Year Ended
	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Total interest income	$72,203	$75,094	$71,833	$285,561	$330,687
Total interest expense	10,901	10,731	30,630	39,271	144,036
Net interest income	61,302	64,363	41,203	246,290	186,651
Provision for loan losses	4,986	8,097	14,112	131,553	70,142
Net interest income after provision for loan losses	56,316	56,266	27,091	114,737	116,509
Noninterest Income
Loan fees and charges	16,760	18,661	19,349	73,033	103,501
Deposit fees and charges	5,964	5,618	5,193	21,625	20,942
Net gain on loan sales	53,528	52,175	44,790	205,803	402,193
Loan administration income	5,478	5,599	3,284	24,304	6,035
Net return on the mortgage servicing asset	1,607	1,346	16,659	24,082	90,609
Net gain on sale of assets	1,735	4,874	51	12,361	2,172
Net impairment losses	—	—	—	—	(8,789)
Representation and warranty provision	6,080	(12,538)	15,424	(10,011)	(36,116)
Other noninterest income	7,289	9,453	8,396	9,868	71,796
Total noninterest income	98,441	85,188	113,146	361,065	652,343
Noninterest Expense
Compensation and benefits	58,967	53,503	69,572	233,185	279,268
Commissions	9,309	10,346	9,444	35,480	54,407
Occupancy and equipment	20,122	20,471	19,824	80,386	80,042
Asset resolution	13,378	13,666	3,372	56,486	52,033
Federal insurance premiums	5,314	5,633	7,932	22,716	34,873
Loss on extinguishment of debt	—	—	177,556	—	177,556
Loan processing expense	10,590	10,472	8,833	36,996	52,223
Legal and professional expense	10,777	15,044	14,600	50,603	77,742
Other noninterest expense	10,796	50,254	77,560	63,394	109,971
Total noninterest expense	139,253	179,389	388,693	579,246	918,115
(Loss) income before income taxes	15,504	(37,935)	(248,456)	(103,444)	(149,263)
(Benefit) provision for income taxes	4,428	(10,303)	(410,362)	(33,979)	(416,250)
Net (loss) income	11,076	(27,632)	161,906	(69,465)	266,987
Preferred stock dividend/accretion	—	—	(1,449)	(483)	(5,784)
Net (loss) income applicable to common stockholders	$11,076	$(27,632)	$160,457	$(69,948)	$261,203
(Loss) earnings per share
Basic	$0.07	$(0.61)	$2.79	$(1.72)	$4.40
Diluted	$0.07	$(0.61)	$2.77	$(1.72)	$4.37

Flagstar Bancorp, Inc.
Summary of Selected Consolidated Financial and Statistical Data
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Mortgage loans originated (1)	$6,603,413	$7,186,856	$6,439,242	$24,607,550	$37,481,877
Other loans originated	102,858	84,084	64,973	490,849	300,823
Mortgage loans sold and securitized	6,830,552	7,072,398	6,783,212	24,407,054	39,074,649
Interest rate spread - consolidated (2)	2.67%	2.79%	1.54%	2.80%	1.50%
Net interest margin - consolidated (3)	2.80%	2.91%	1.73%	2.91%	1.72%
Average common shares outstanding	56,310,858	56,249,300	56,126,895	56,246,528	56,063,282
Average fully diluted shares outstanding	56,792,751	56,249,300	56,694,096	56,246,528	56,518,181
Average interest-earning assets	$8,724,037	$8,814,714	$9,607,376	$8,440,413	$10,881,618
Average interest paying liabilities	6,917,685	7,034,094	8,341,976	6,780,341	9,337,936
Average stockholders' equity	1,395,347	1,402,165	1,273,763	1,406,038	1,238,550
(Loss) return on average assets	0.44%	(1.08)%	5.70%	(0.71)%	2.08%
(Loss) return on average equity	3.18%	(7.88)%	50.39%	(4.97)%	21.09%
Efficiency ratio	87.2%	120.0%	251.8%	95.4%	109.4%
Efficiency ratio (adjusted) (4)	90.6%	86.8%	108.1%	87.1%	81.4%
Equity-to-assets ratio (average for the period)	13.74%	13.68%	11.32%	14.22%	9.87%
Charge-offs to average LHFI (5)	0.91%	1.36%	1.53%	1.07%	4.00%

	December 31, 2014	September 30, 2014	December 31, 2013
Book value per common share	$19.64	$19.28	$20.66
Number of common shares outstanding	56,332,307	56,261,652	56,138,074
Mortgage loans subserviced for others	$46,723,713	$46,695,465	$40,431,865
Mortgage loans serviced for others	25,426,768	26,377,572	25,743,396
Weighted average service fee (basis points)	27.2	26.8	28.7
Capitalized value of mortgage servicing rights	1.01%	1.08%	1.11%
Mortgage servicing rights to Tier 1 capital (4)	22.1%	25.2%	22.6%
Ratio of allowance for loan losses to non-performing LHFI (5)	255.7%	295.4%	145.9%
Ratio of allowance for loan losses to LHFI (5)	7.01%	7.60%	5.42%
Ratio of non-performing assets to total assets (bank only)	1.42%	1.40%	1.95%
Equity-to-assets ratio	13.95%	14.04%	15.16%
Common equity-to-assets ratio	11.24%	11.27%	12.33%
Number of bank branches	107	106	111
Number of loan origination centers	26	32	39
Number of FTE employees (excluding loan officers and account executives)	2,530	2,492	2,894
Number of loan officers and account executives	209	233	359

(1)	Includes residential first mortgage and second mortgage loans.

(2)
Interest rate spread is the difference between the annualized yield earned on average interest-earning assets for the period and the annualized rate of interest paid on average interest-bearing liabilities for the period.

(3)	Net interest margin is the annualized effect of the net interest income divided by that period's average interest-earning assets.

(4)	See Non-GAAP reconciliation.

(5)	Excludes loans carried under the fair value option.

Flagstar Bancorp, Inc.
Earnings Per Share
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Net (loss) income	$11,076	$(27,632)	$161,906	$(69,465)	$266,987
Less: preferred stock dividend/accretion	—	—	(1,449)	(483)	(5,784)
Net (loss) income from continuing operations	11,076	(27,632)	160,457	(69,948)	261,203
Deferred cumulative preferred stock dividends	(7,104)	(6,948)	(3,659)	(26,539)	(14,366)
Net (loss) income applicable to Common Stockholders	$3,972	$(34,580)	$156,798	$(96,487)	$246,837
Weighted Average Shares
Weighted average common shares outstanding	56,311	56,249	56,127	56,247	56,063
Effect of dilutive securities
Warrants	248	—	279	—	237
Stock-based awards	234	—	288	—	218
Weighted average diluted common shares	56,793	56,249	56,694	56,247	56,518
(Loss) earnings per common share
Net (loss) income applicable to Common Stockholders	$0.07	$(0.61)	$2.79	$(1.72)	$4.40
Effect of dilutive securities
Warrants	—	—	(0.01)	—	(0.02)
Stock-based awards	—	—	(0.01)	—	(0.01)
Diluted (loss) earnings per share	$0.07	$(0.61)	$2.77	$(1.72)	$4.37

Average Balances, Yields and Rates
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	December 31, 2014			September 30, 2014			December 31, 2013
	Average Balance	Interest	Annualized Yield/Rate	Average Balance	Interest	Annualized Yield/Rate	Average Balance	Interest	Annualized Yield/Rate
Interest-Earning Assets
Loans held-for-sale	$1,686,534	$17,702	4.20%	$1,628,874	$17,949	4.41%	$1,617,817	$17,309	4.28%
Loans with repurchased government guarantees	1,140,851	5,596	1.96%	1,215,357	7,589	2.50%	1,234,383	7,599	2.46%
Loans held-for-investment
Consumer loans (1)	2,509,506	23,889	3.81%	2,634,498	24,830	3.77%	2,950,887	29,189	3.96%
Commercial loans (1)	1,521,019	14,081	3.62%	1,453,364	13,692	3.69%	976,650	10,068	4.03%
Total loans held-for-investment	4,030,525	37,970	3.74%	4,087,862	38,522	3.74%	3,927,537	39,257	3.97%
Investment securities available-for-sale or trading	1,621,242	10,794	2.66%	1,642,071	10,880	2.65%	1,006,801	6,515	2.59%
Interest-earning deposits and other	244,885	141	0.23%	240,550	154	0.25%	1,820,838	1,153	0.25%
Total interest-earning assets	8,724,037	$72,203	3.30%	8,814,714	$75,094	3.39%	9,607,376	$71,833	2.98%
Other assets	1,429,919			1,437,898			1,648,399
Total assets	$10,153,956			$10,252,612			$11,255,775
Interest-Bearing Liabilities
Retail deposits
Demand deposits	$420,869	$148	0.14%	$421,062	$147	0.14%	$410,147	$142	0.14%
Savings deposits	3,393,950	5,837	0.68%	3,274,268	5,482	0.66%	2,906,271	3,623	0.49%
Money market deposits	256,505	142	0.22%	261,740	134	0.20%	293,192	127	0.17%
Certificate of deposits	837,039	1,442	0.68%	891,308	1,682	0.75%	1,168,992	2,335	0.79%
Total retail deposits	4,908,363	7,569	0.61%	4,848,378	7,445	0.61%	4,778,602	6,227	0.52%
Government deposits
Demand deposits	229,658	227	0.39%	217,862	213	0.39%	115,980	83	0.28%
Savings deposits	386,062	510	0.52%	378,013	504	0.53%	172,886	116	0.27%
Certificate of deposits	373,460	340	0.36%	344,135	299	0.35%	256,274	116	0.18%
Total government deposits	989,180	1,077	0.43%	940,010	1,016	0.43%	545,140	315	0.23%
Wholesale deposits	—	—	—%	—	—	—%	15,423	171	4.40%
Total deposits	5,897,543	8,646	0.58%	5,788,388	8,461	0.58%	5,339,165	6,713	0.50%
Federal Home Loan Bank advances	772,707	481	0.24%	998,272	591	0.23%	2,755,375	22,257	3.16%
Other	247,435	1,774	2.84%	247,435	1,679	2.69%	247,435	1,660	2.66%
Total interest-bearing liabilities	6,917,685	10,901	0.62%	7,034,095	10,731	0.60%	8,341,975	30,630	1.44%
Noninterest-bearing deposits	1,247,461			1,258,864			1,064,660
Other liabilities (2)	593,463			557,488			575,377
Stockholders' equity	1,395,347			1,402,165			1,273,763
Total liabilities and stockholder's equity	$10,153,956			$10,252,612			$11,255,775
Net interest-earning assets	$1,806,352			$1,780,619			$1,265,401
Net interest income		$61,302			$64,363			$41,203
Interest rate spread (3)			2.67%			2.79%			1.54%
Net interest margin (4)			2.80%			2.91%			1.73%
Ratio of average interest-earning assets to interest-bearing liabilities			126.1%			125.3%			115.2%
Total average deposits	$7,145,004			$7,047,252			$6,403,825

(1)
Consumer loans include: residential first mortgage, second mortgage, HELOC and other consumer loans. Commercial loans include: commercial real estate, commercial and industrial, commercial lease financing and warehouse lending loans.

(2)	Includes company controlled deposits that arise due to the servicing of loans for others, which do not bear interest.

(3)	Interest rate spread is the difference between rate of interest earned on interest-earning assets and rate of interest paid on interest-bearing liabilities.

(4)	Net interest margin is net interest income divided by average interest-earning assets.

Average Balances, Yields and Rates
(Dollars in thousands)
(Unaudited)

	Year Ended
	December 31, 2014			December 31, 2013
	Average Balance	Interest	Annualized Yield/Rate	Average Balance	Interest	Annualized Yield/Rate

Interest-Earning Assets
Loans held-for-sale	$1,533,666	$65,087	4.24%	$2,498,893	$88,666	3.55%
Loans with repurchased government guarantees	1,215,516	29,099	2.39%	1,476,801	48,131	3.26%
Loans held-for-investment
Consumer loans (1)	2,681,456	103,129	3.85%	3,113,183	122,899	3.95%
Commercial loans (1)	1,293,775	48,592	3.70%	1,214,994	53,781	4.37%
Total loans held-for-investment	3,975,231	151,721	3.80%	4,328,177	176,680	4.07%
Investment securities available-for-sale or trading	1,496,090	39,097	2.61%	474,205	11,912	2.51%
Interest-earning deposits and other	219,911	557	0.25%	2,103,542	5,298	0.25%
Total interest-earning assets	8,440,414	$285,561	3.38%	10,881,618	$330,687	3.03%
Other assets	1,445,973			1,673,298
Total assets	$9,886,387			$12,554,916
Interest-Bearing Liabilities
Retail deposits
Demand deposits	$421,839	$586	0.14%	$397,094	$769	0.19%
Savings deposits	3,139,106	19,047	0.61%	2,668,571	16,924	0.63%
Money market deposits	265,819	525	0.20%	334,945	824	0.25%
Certificate of deposits	914,823	6,682	0.73%	2,054,834	18,249	0.89%
Total retail deposits	4,741,587	26,840	0.57%	5,455,444	36,766	0.67%
Government deposits
Demand deposits	181,779	695	0.38%	96,112	409	0.43%
Savings deposits	319,887	1,621	0.51%	203,191	707	0.35%
Certificate of deposits	349,265	1,147	0.33%	360,406	1,489	0.41%
Total government deposits	850,931	3,463	0.41%	659,709	2,605	0.39%
Wholesale deposits	831	31	3.76%	60,711	3,021	4.98%
Total deposits	5,593,349	30,334	0.54%	6,175,864	42,392	0.69%
FHLB advances	939,173	2,206	0.23%	2,914,637	95,024	3.22%
Other	247,819	6,731	2.72%	247,435	6,620	2.68%
Total interest-bearing liabilities	6,780,341	39,271	0.58%	9,337,936	144,036	1.53%
Noninterest-bearing deposits	1,140,758			1,197,000
Other liabilities (2)	559,250			781,430
Stockholders' equity	1,406,038			1,238,550
Total liabilities and stockholder's equity	$9,886,387			$12,554,916
Net interest-earning assets	$1,660,073			$1,543,682
Net interest income		$246,290			$186,651
Interest rate spread (3)			2.80%			1.50%
Net interest margin (4)			2.91%			1.72%
Ratio of average interest-earning assets to interest-bearing liabilities			124.5%			116.5%
Total average deposits	$6,734,107			$7,372,864

(1)
Consumer loans include: residential first mortgage, second mortgage, HELOC and other consumer loans. Commercial loans include: commercial real estate, commercial and industrial, commercial lease financing and warehouse lending loans.

(2)	Includes company controlled deposits that arise due to the servicing of loans for others, which do not bear interest.

(3)	Interest rate spread is the difference between rate of interest earned on interest-earning assets and rate of interest paid on interest-bearing liabilities.

(4)	Net interest margin is net interest income divided by average interest-earning assets.

Gain on Loan Sales
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	December 31, 2014		September 30, 2014		December 31, 2013
Description
Valuation gain (loss)
Value of interest rate locks	$4,037	0.06%	$(24,294)	(0.34)%	$(53,542)	(0.79)%
Value of forward sales	(7,668)	(0.11)%	23,145	0.33%	89,330	1.31%
Fair value of loans held-for-sale	132,044	1.93%	79,867	1.13%	68,938	1.02%
Total valuation gains	128,413	1.88%	78,718	1.12%	104,726	1.54%

Sales losses
Marketing losses, net of adjustments	(10,891)	(0.16)%	(2,392)	(0.04)%	(3,313)	(0.05)%
Pair-off losses	(62,065)	(0.91)%	(22,190)	(0.31)%	(53,605)	(0.79)%
Provision for representation and warranty reserve	(1,929)	(0.03)%	(1,961)	(0.03)%	(3,018)	(0.04)%
Total sales losses	(74,885)	(1.10)%	(26,543)	(0.38)%	(59,936)	(0.88)%
Total gain on loan sales	$53,528		$52,175		$44,790
Total mortgage rate lock commitments (gross)	$7,604,879		$7,713,074		$6,481,782
Total loan sales and securitizations	$6,830,552	0.78%	$7,072,398	0.74%	$6,783,212	0.66%
Total mortgage rate lock commitments (fallout-adjusted) (1)	$6,155,532	0.87%	$6,304,425	0.83%	$5,298,728	0.85%

	Year Ended
	December 31, 2014		December 31, 2013
Description
Valuation gain (loss)
Value of interest rate locks	$20,465	0.08%	$(75,948)	(0.19)%
Value of forward sales	(32,683)	(0.13)%	33,945	0.09%
Fair value of loans held-for-sale	401,313	1.64%	200,639	0.50%
Total valuation gains	389,095	1.59%	156,839	0.40%

Sales (losses) gains
Marketing gains, net of adjustments	(7,009)	(0.03)%	(822)	—%
Pair-off gains (losses)	(169,429)	(0.69)%	263,782	0.68%
Provision for representation and warranty reserve	(6,854)	(0.03)%	(17,606)	(0.05)%
Total sales (losses) gains	(183,292)	(0.75)%	245,354	0.63%
Total gain on loan sales	$205,803		$402,193
Total mortgage rate lock commitments (gross)	$29,545,705		$39,316,782
Total loan sales and securitizations	$24,407,054	0.84%	$39,074,649	1.03%
Total mortgage rate lock commitments (fallout-adjusted) (1)	$24,006,960	0.86%	$31,590,150	1.27%

(1)
Fallout-adjusted mortgage rate lock commitments are adjusted by a percentage of mortgage loans in the pipeline that are not expected to close based on previous historical experience and the level of interest rates. The net margin is based on net gain on loan sales to fallout-adjusted mortgage rate lock commitments.

Regulatory Capital - Bank
(Dollars in thousands)
(Unaudited)

	December 31, 2014		September 30, 2014		December 31, 2013
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Tier 1 leverage (to adjusted tangible assets) (1)	$1,167,422	12.43%	$1,134,429	12.38%	$1,257,608	13.97%
Total adjusted tangible asset base	$9,392,178		$9,162,342		$9,004,904
Tier 1 capital (to risk weighted assets) (1)	$1,167,422	22.54%	$1,134,429	22.84%	$1,257,608	26.82%
Total capital (to risk weighted assets) (1)	1,234,958	23.85%	1,199,410	24.14%	1,317,964	28.11%
Risk weighted asset base	$5,178,781		$4,967,755		$4,688,545

(1)	Based on adjusted total assets for purposes of core capital and risk-weighted assets for purposes of total risk-based capital. These ratios are applicable to the Bank only.

Regulatory Capital - Bancorp
(Dollars in thousands)
(Unaudited)

	December 31, 2014		September 30, 2014		June 30, 2014		March 31, 2014		December 31, 2013
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
Tier 1 leverage (to adjusted tangible assets) (1)	$1,183,625	12.59%	$1,146,187	12.50%	$1,195,494	12.59%	$1,158,532	12.63%	$1,280,532	14.21%
Total adjusted tangible asset base	$9,403,219		$9,172,557		$9,495,500		$9,171,170		$9,014,524
Tier 1 capital (to risk weighted assets) (1)	$1,183,625	22.81%	$1,146,187	23.03%	$1,195,494	23.87%	$1,158,532	23.96%	$1,280,532	27.25%
Total capital (to risk weighted assets) (1)	1,251,916	24.12%	1,211,976	24.35%	1,261,799	25.19%	1,222,581	25.28%	1,341,616	28.55%
Risk weighted asset base	$5,189,822		$4,977,969		$5,008,866		$4,836,270		$4,698,580

(1)	Based on adjusted total assets for purposes of core capital and risk-weighted assets for purposes of total risk-based capital.

Loan Originations (Dollars in thousands) (Unaudited)
	Three Months Ended
	December 31, 2014		September 30, 2014		December 31, 2013
Consumer loans
Mortgage (1)	$6,603,413	98.5%	$7,186,856	98.8%	$6,439,242	99.0%
Other consumer (2)	26,506	0.4%	28,678	0.4%	16,295	0.3%
Total consumer loans	6,629,919	98.9%	7,215,534	99.2%	6,455,537	99.3%
Commercial loans (3)	76,352	1.1%	55,406	0.8%	48,678	0.7%
Total loan originations	$6,706,271	100.0%	$7,270,940	100.0%	$6,504,215	100.0%

	Year Ended
	December 31, 2014		December 31, 2013
Consumer loans
Mortgage (1)	$24,607,550	98.0%	$37,481,877	99.2%
Other consumer (2)	93,046	0.4%	61,318	0.2%
Total consumer loans	24,700,596	98.4%	37,543,195	99.4%
Commercial loans (3)	397,803	1.6%	239,505	0.6%
Total loan originations	$25,098,399	100.0%	$37,782,700	100.0%

(1)	Includes residential first mortgage and second mortgage loans.

(2)	Other consumer loans include: HELOC and other consumer loans.

(3)	Commercial loans include: commercial real estate, commercial and industrial and commercial lease financing loans.

Loans Held-for-Investment
(Dollars in thousands)
(Unaudited)

	December 31, 2014		September 30, 2014		December 31, 2013
Consumer loans
Residential first mortgage	$2,193,252	49.3%	$2,224,734	53.2%	$2,508,968	61.9%
Second mortgage	149,032	3.4%	153,891	3.7%	169,525	4.2%
HELOC	256,318	5.8%	261,826	6.3%	289,880	7.1%
Other	31,108	0.7%	31,612	0.8%	37,468	0.9%
Total consumer loans	2,629,710	59.1%	2,672,063	63.9%	3,005,841	74.1%
Commercial loans
Commercial real estate	620,014	13.9%	566,870	13.5%	408,870	10.1%
Commercial and industrial	419,499	9.4%	341,312	8.2%	207,187	5.1%
Commercial lease financing	9,687	0.2%	9,853	0.2%	10,341	0.3%
Warehouse lending	768,644	17.3%	594,526	14.2%	423,517	10.4%
Total commercial loans	1,817,844	40.9%	1,512,561	36.1%	1,049,915	25.9%
Total loans held-for-investment	$4,447,554	100.0%	$4,184,624	100.0%	$4,055,756	100.0%

Residential Loans Serviced
(Dollars in thousands)
(Unaudited)

	December 31, 2014		September 30, 2014		December 31, 2013
	Unpaid Principal Balance	Number of accounts	Unpaid Principal Balance	Number of accounts	Unpaid Principal Balance	Number of accounts
Serviced for own loan portfolio (1)	$4,521,125	26,268	$5,061,943	26,671	$5,648,699	$34,099
Serviced for others	25,426,768	117,881	26,377,572	122,788	25,743,396	131,413
Subserviced for others (2)	46,723,713	238,498	46,695,465	238,425	40,431,867	198,256
Total residential loans serviced	$76,671,606	382,647	$78,134,980	387,884	$71,823,962	363,768

(1)
Includes loans held-for-investment (residential first mortgage, second mortgage and HELOC), loans-held-for-sale (residential first mortgage), loans with repurchased government guarantees (residential first mortgage) and repossessed assets.

(2)	Does not include temporary short-term subservicing performed as a result of sales of servicing-released mortgage servicing rights. Includes repossessed assets.

Allowance for Loan Losses
(Dollars in thousands)
(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Beginning balance	$301,000	$306,000	$207,000	$207,000	$305,000
Provision for loan losses	4,986	8,097	14,110	131,553	70,142
Charge-offs
Consumer loans
Residential first mortgage	(8,799)	(12,320)	(9,868)	(37,584)	(133,326)
Second mortgage	(353)	(645)	(730)	(3,211)	(6,252)
HELOC	(758)	(1,355)	(1,728)	(5,857)	(5,473)
Other	(418)	(565)	(995)	(1,923)	(3,622)
Total consumer loans	(10,328)	(14,885)	(13,321)	(48,575)	(148,673)
Commercial loans
Commercial real estate	(2)	(672)	(5,051)	(2,463)	(47,982)
Commercial and industrial	—	—	(48)	—	(350)
Commercial lease financing	—	—	(1,299)	—	(1,299)
Warehouse lending	—	(74)	—	(74)	(45)
Total commercial loans	(2)	(746)	(6,398)	(2,537)	(49,676)
Total charge-offs	(10,330)	(15,631)	(19,719)	(51,112)	(198,349)
Recoveries
Consumer loans
Residential first mortgage	208	1,267	1,033	3,049	15,329
Second mortgage	94	204	353	477	1,178
HELOC	27	45	315	183	1,020
Other	853	768	1,235	2,311	2,079
Total consumer loans	1,182	2,284	2,936	6,020	19,606
Commercial loans
Commercial real estate	125	183	2,300	3,319	10,162
Commercial and industrial	33	9	85	111	151
Commercial lease financing	—	—	288	47	288
Warehouse lending	4	58	—	62	—
Total commercial loans	162	250	2,673	3,539	10,601
Total recoveries	1,344	2,534	5,609	9,559	30,207
Charge-offs, net of recoveries	(8,986)	(13,097)	(14,110)	(41,553)	(168,142)
Ending balance	$297,000	$301,000	$207,000	$297,000	$207,000
Net charge-off ratio (annualized) (1)	0.91%	1.36%	1.53%	1.07%	4.00%
Net charge-off ratio, adjusted (annualized) (1)(2)	0.60%	0.70%	1.53%	0.77%	2.45%
Net charge-off ratio (annualized) also by loan type (1)
Residential first mortgage	1.58%	1.92%	1.37%	1.47%	4.29%
Second mortgage	1.07	1.78	1.42	2.73	4.66
HELOC and consumer	0.78	47.03	2.62	3.39	3.03
Commercial real estate	0.08	0.36	2.66	0.16	7.53
Commercial and industrial and lease financing	0.03	(0.01)	1.80	0.05	3.09
Warehouse	—	0.01	—	—	0.01

(1)	Excludes loans carried under the fair value option.

(2)
Excludes charge-offs of $3.0 million and $6.3 million related to the sale loans during the three months ended December 31, 2014 and September 30, 2014, respectively. Excludes charge-offs of $11.4 million and $65.1 million related to loan sales during the years ended December 31, 2014 and 2013 respectively.

Representation and Warranty Reserve
(Dollars in thousands)
(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Balance, beginning of period	$57,000	$50,000	$174,000	$54,000	$193,000
Provision
Charged to gain on sale for current loan sales	1,929	1,981	3,018	6,854	17,606
Charged to representation and warranty provision	(6,080)	12,538	(15,425)	10,011	36,116
Total	(4,151)	14,519	(12,407)	16,865	53,722
Charge-offs, net	151	(7,519)	(107,593)	(17,865)	(192,722)
Balance, end of period	$53,000	$57,000	$54,000	$53,000	$54,000

Composition of Allowance for Loan Losses
(Dollars in thousands)
(Unaudited)

December 31, 2014	Collectively Evaluated Reserves	Individually Evaluated Reserves	Total
Consumer loans
Residential first mortgage	$152,446	$81,842	$234,288
Second mortgage	6,791	5,633	12,424
HELOC	17,674	1,049	18,723
Other	645	121	766
Total consumer loans	177,556	88,645	266,201
Commercial loans
Commercial real estate	17,359	—	17,359
Commercial and industrial	10,581	—	10,581
Commercial lease financing	131	—	131
Warehouse lending	2,728	—	2,728
Total commercial loans	30,799	—	30,799
Total allowance for loan losses	$208,355	$88,645	$297,000

September 30, 2014	Collectively Evaluated Reserves	Individually Evaluated Reserves	Total
Consumer loans
Residential first mortgage	$157,198	$82,858	$240,056
Second mortgage	7,089	5,514	12,603
HELOC	17,453	1,179	18,632
Other	1,545	—	1,545
Total consumer loans	183,285	89,551	272,836
Commercial loans
Commercial real estate	20,584	—	20,584
Commercial and industrial	5,202	—	5,202
Commercial lease financing	144	—	144
Warehouse lending	2,234	—	2,234
Total commercial loans	28,164	—	28,164
Total allowance for loan losses	$211,449	$89,551	$301,000

Non-Performing Loans and Assets
(Dollars in thousands)
(Unaudited)

	December 31, 2014	September 30, 2014	December 31, 2013
Non-performing loans	$74,839	$72,361	$98,976
Non-performing TDRs	28,687	17,507	25,808
Non-performing TDRs at inception but performing for less than six months	16,965	17,076	20,901
Total non-performing loans held-for-investment	120,491	106,944	145,685
Real estate and other non-performing assets, net	18,693	27,149	36,636
Non-performing assets held-for-investment, net (1)	$139,184	$134,093	$182,321

Ratio of non-performing assets to total assets (Bank only)	1.42%	1.40%	1.95%
Ratio of non-performing loans held-for-investment to loans held-for-investment	2.71%	2.56%	3.59%
Ratio of non-performing assets to loans held-for-investment and repossessed assets	3.12%	3.18%	4.46%

(1)	Does not include non-performing loans held-for-sale of $14.8 million, $18.0 million and $0.8 million at December 31, 2014, September 30, 2014 and December 31, 2013, respectively.

Asset Quality - Loans Held-for-Investment
(Dollars in thousands)
(Unaudited)

	30-59 Days Past Due	60-89 Days Past Due	Greater than 90 days	Total Past Due	Total Investment Loans
December 31, 2014
Consumer loans	$34,005	$9,894	$120,491	$164,390	$2,629,710
Commercial loans	—	—	—	—	1,817,844
Total loans	$34,005	$9,894	$120,491	$164,390	$4,447,554
September 30, 2014
Consumer loans	$40,188	$12,139	$106,944	$159,271	$2,672,063
Commercial loans	5,489	—	—	5,489	1,512,561
Total loans	$45,677	$12,139	$106,944	$164,760	$4,184,624
December 31, 2013
Consumer loans	$41,013	$20,732	$144,185	$205,930	$3,005,841
Commercial loans	—	—	1,500	1,500	1,049,915
Total loans	$41,013	$20,732	$145,685	$207,430	$4,055,756

Troubled Debt Restructurings
(Dollars in thousands)
(Unaudited)

	TDRs
	Performing	Non-performing	Non-performing TDRs at inception but performing for less than six months	Total
December 31, 2014
Consumer loans	$361,450	$28,687	$16,965	$407,102
Commercial loans	403	—	—	403
Total TDRs	$361,853	$28,687	$16,965	$407,505
September 30, 2014
Consumer loans	$365,553	$17,507	$17,076	$400,136
Commercial loans	418	—	—	418
Total TDRs	$365,971	$17,507	$17,076	$400,554
December 31, 2013
Consumer loans	$382,529	$25,808	$20,901	$429,238
Commercial loans	456	—	—	456
Total TDRs	$382,985	$25,808	$20,901	$429,694

Efficiency ratio and efficiency ratio (adjusted). The efficiency ratio, which generally measures the productivity of a bank, is calculated as non-interest expense divided by total operating income. Total operating income includes net-interest income and total non-interest income. Management utilizes the efficiency ratio to monitor its own productivity and believes the ratio provides investors with a meaningful tool to monitor period-to-period productivity trends. The efficiency ratio (adjusted), excludes from non-interest expense and non-interest income (GAAP) certain adjusting items, that have been described in the table below. As the provision for loan losses is already excluded by the ratio's own definition, we believe that the exclusion of representation and warranty provision provides investors with a more complete picture of our productivity and ability to generate operating income. The efficiency ratio (adjusted) provides investors with a meaningful base for period to period comparisons, which management believes will assist investors in analyzing our operating results and predicting future performance. These non-GAAP financial measures are also utilized internally by management to assess the performance of our own business.

Our calculations of the efficiency ratio may differ from the calculation of similar measures used by other bank and thrift holding companies, and should be used to determine and evaluate period to period trends in our performance, rather than in comparison to other similar non-GAAP measurements utilized by other companies. In addition, investors should keep in mind that certain items excluded from income and expenses in the efficiency ratio (adjusted) are recurring and integral expenses to our operations, and that these expenses will still accrue under similar GAAP measures.

Adjusted income and adjusted earnings per share. In addition to analyzing the Company’s results on a reported basis, management reviews the Company’s results and the results on an adjusted basis. These non-GAAP measures reflect the adjustment of the reported U.S. GAAP results for significant items that management does not believe are reflective of the Company’s current and ongoing operations.

The following table provides a reconciliation of non-GAAP financial measures utilized in the adjusted efficiency ratio and adjusted earnings per share.

Non-GAAP Reconciliation
(Dollars in thousands)
(Unaudited)

	Three Months Ended					Year Ended
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Net interest income (a)	$61,302	$64,363	$62,425	$58,201	$41,203	$246,291	$186,651
Noninterest income (b)	98,441	85,188	102,484	74,953	113,146	361,065	652,343
Less provisions:
Representation and warranty provision	(6,080)	2,163	5,226	(1,672)	9,476	364	61,016
Adjusting items:
Loan fees and charges (1)	—	—	(10,000)	—	—	(10,000)	—
Net impairment loss (2)	—	—	—	—	—	—	8,789
Representation and warranty provision (3)	—	10,375	—	—	(24,900)	10,375	(24,900)
Other noninterest income (4)	—	—	—	21,056	—	21,056	(36,854)
Adjusted noninterest income	$98,441	$95,563	$92,484	$96,009	$88,246	$382,496	$599,378
Adjusted income (c)	$153,663	$162,089	$160,135	$152,538	$138,925	$629,151	$847,045
Noninterest expense (d)	$139,253	$179,389	$121,353	$139,252	$388,693	$579,246	$918,115
Adjusting items:
Loss on extinguishment of debt (5)	—	—	—	—	(177,556)	—	(177,556)
Legal and professional expense (6)	—	(1,116)	(2,879)	—	—	(3,995)	—
Other noninterest expense (7)	—	(37,500)	10,000	—	(61,000)	(27,500)	(51,000)
Adjusted noninterest expense (e)	$139,253	$140,773	$128,474	$139,252	$150,137	$547,751	$689,559

Efficiency ratio (d/(a+b))	87.2%	120.0%	73.6%	104.6%	251.8%	95.4%	109.4%
Efficiency ratio (adjusted) (e/c)	90.6%	86.8%	80.2%	91.3%	108.1%	87.1%	81.4%

Net (loss) income applicable to common stockholders	$11,076	$(27,632)	$25,514	$(78,906)	$160,457	$(69,948)	$261,203
Adjustment to remove adjusting items (1-7 above), net of tax	—	48,991	(17,121)	21,056	213,656	52,926	175,591
Tax impact of adjusting items	—	(13,646)	5,992	(7,370)	(54,471)	—	(60,579)
Adjusting tax item	—	—	—	—	(355,769)	—	(355,769)
Adjusted net (loss) income applicable to common stockholders	$11,076	$7,713	$14,385	$(65,220)	$(36,127)	$(17,022)	$20,446

Diluted (loss) earnings per share	$0.07	$(0.61)	$0.33	$(1.51)	$2.77	$(1.72)	$4.37
Adjustment to remove adjusting items	—	0.86	(0.31)	0.38	3.77	0.94	3.11
Tax impact of adjusting items	—	(0.24)	0.11	(0.13)	(0.96)	—	(1.07)
Adjusting tax item	—	—	—	—	(6.28)	—	(6.30)
Diluted adjusted (loss) earnings per share	$0.07	$0.01	$0.13	$(1.26)	$(0.70)	$(0.78)	$0.11

Weighted average shares outstanding
Basic	56,310,858	56,249,300	56,230,458	56,194,184	56,126,895	56,246,528	56,063,282
Diluted	56,792,751	56,249,300	56,822,102	56,194,184	56,694,096	56,246,528	56,518,181

(1)	Reverse benefit for contract renegotiation.

(2)	Add back impairment charge related to the litigation settlement with MBIA.

(3)	Add back reserve increase related to indemnifications claims on government insured loans.

(4)
In 2014, negative fair value adjustment on repurchased performing loans and a benefit for contract renegotiation. In 2013, reversal of contingent liability reserve resulting from terms of settlement reached on a litigation settlement related to the HELOC securitization trusts.

(5)	Loss on extinguishment of debt as a result of the prepayment of the higher cost long-term Federal Home Loan Bank advances.

(6)	Adjust for legal expenses related to the litigation settlements during the respective periods.

(7)	Adjust for CFPB litigation settlement expense.

Nonperforming assets / Tier 1 + allowance for Loan Losses. The ratio of nonperforming assets to Tier 1 and allowance for loan losses divides the total level of nonperforming assets held for investment by Tier 1 capital (to adjusted total assets), as defined by bank regulations, plus allowance for loan losses. We believe these measurements are meaningful measures of capital adequacy used by investors, regulators, management and others to evaluate the adequacy of capital in comparison to other companies within the industry.

	December 31, 2014	September 30, 2014	December 31, 2013
Non-performing assets / Tier 1 capital + allowance for loan losses	(Dollars in thousands)
Non-performing assets	$139,184	$134,093	$182,321
Tier 1 capital (1)	1,167,422	1,134,429	1,257,608
Allowance for loan losses	297,000	301,000	207,000
Tier 1 capital + allowance for loan losses	$1,464,422	$1,435,429	$1,464,608
Non-performing assets / Tier 1 capital + allowance for loan losses	9.5%	9.3%	12.4%

(1)	Represents Tier 1 capital for the Bank.

Mortgage servicing rights to Tier 1 capital ratio. The ratio of mortgage servicing rights to Tier 1 capital divides the total mortgage servicing rights by Tier 1 capital, as defined by bank regulations. We believe these measurements are meaningful measures of capital adequacy, especially in relation to the level of our mortgage servicing rights. This ratio allows our investors, regulators, management and other parties to measure the adequacy and quality of our mortgage servicing rights and capital, in comparison to other companies within our industry.

Mortgage servicing rights to Tier 1 capital ratio	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
	(Dollars in thousands)
Mortgage servicing rights	$257,827	$285,386	$289,185	$320,231	$284,678
Tier 1 capital (to adjusted total assets) (1)	1,167,422	1,134,429	1,188,936	1,139,810	1,257,608
Mortgage servicing rights to Tier 1 capital ratio	22.1%	25.2%	24.3%	28.1%	22.6%

(1)	Represents Tier 1 capital for the Bank.

Mortgage servicing rights to Tier 1 capital ratio	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
	(Dollars in thousands)
Mortgage servicing rights	$257,827	$285,386	$289,185	$320,231	$284,678
Tier 1 capital (to adjusted total assets) (1)	1,183,625	1,146,187	1,195,494	1,158,532	1,280,532
Mortgage servicing rights to Tier 1 capital ratio	21.8%	24.9%	24.2%	27.6%	22.2%

(1)	Represents Tier 1 capital for the Company.

Basel I to Basel III (fully phased-in) reconciliation. We currently calculate our risk-based capital ratios under guidelines adopted by the OCC based on the 1988 Capital Accord ("Basel I") of the Basel Committee on Banking Supervision (the "Basel Committee"). In December 2010, the Basel Committee released its final framework for Basel III, which will strengthen international capital and liquidity regulations. When fully phased-in, Basel III will increase capital requirements through higher minimum capital levels as well as through increases in risk-weights for certain exposures. Additionally, the final Basel III rules place greater emphasis on common equity. In October 2013, the OCC and Federal Reserve released final rules detailing the U.S. implementation of Basel III and the application of the risk-based and leverage capital rules to top-tier savings and loan holding companies. We have transitioned to the Basel III framework beginning in January 2015 and are subject to a phase-in period extending through January 2019. We are currently evaluating the impact of the final Basel III rules. Accordingly, the calculations provided below are estimates. These measures are considered to be non-GAAP financial measures because they are not formally defined by GAAP and the Basel III implementation regulations will not be fully phased-in until 2019. The regulations are subject to change as clarifying guidance becomes available and the calculations currently include our interpretations of the requirements including informal feedback received through the regulatory process. Other entities may calculate the Basel III ratios differently from ours based on their interpretation of the guidelines. Since analysts and banking regulators may assess our capital adequacy using the Basel III framework, we believe that it is useful to provide investors information enabling them to assess our capital adequacy on the same basis.

December 31, 2014	Common Equity Tier 1 (to Risk Weighted Assets)	Tier 1 Leverage (to Adjusted Tangible Assets) (1)
Flagstar Bank (the Bank)
Regulatory capital – Basel I to Basel III (fully phased-in) (2)
Basel I capital	$1,167,422	$1,167,422
Increased deductions related to deferred tax assets, mortgage servicing assets, and other capital components	(117,406)	(117,406)
Basel III (fully phased-in) capital (2)	$1,050,016	$1,050,016
Risk-weighted assets – Basel I to Basel III (fully phased-in) (2)
Basel I assets	$5,178,781	$9,392,178
Net change in assets	124,516	192,481
Basel III (fully phased-in) assets (2)	$5,303,297	$9,584,659
Capital ratios
Basel I (3)	22.54%	12.43%
Basel III (fully phased-in) (2)	19.80%	10.96%

(1)	The definition of total assets used in the calculation of the Tier 1 Leverage ratio changed from ending total assets under Basel I to quarterly average total assets under Basel III.

(2)	Basel III information is considered estimated and not final at this time as the Basel III rules continue to be subject to interpretation by U.S. Banking Regulators.

(3)	As of December 31, 2014, the Bank was subject to the requirements of Basel I.

December 31, 2014	Common Equity Tier 1 (to Risk Weighted Assets)	Tier 1 Leverage (to Adjusted Tangible Assets) (1)
Flagstar Bank (the Company)
Regulatory capital – Basel I to Basel III (fully phased-in) (2)
Basel I capital	$669,533	$1,183,624
Increased deductions related to deferred tax assets, mortgage servicing assets, and other capital components	(205,243)	(209,028)
Basel III (fully phased-in) capital (2)	$464,290	$974,596
Risk-weighted assets – Basel I to Basel III (fully phased-in) (2)
Basel I assets	$5,189,822	$9,403,220
Net change in assets	(97,735)	108,862
Basel III (fully phased-in) assets (2)	$5,092,087	$9,512,082
Capital ratios
Basel I (3)	12.90%	12.59%
Basel III (fully phased-in) (2)	9.12%	10.25%

(1)	The definition of total assets used in the calculation of the Tier 1 Leverage ratio changed from ending total assets under Basel I to quarterly average total assets under Basel III.

(2)	Basel III information is considered estimated and not final at this time as the Basel III rules continue to be subject to interpretation by U.S. Banking Regulators.

(3)	As of December 31, 2014, the Bank was subject to the requirements of Basel I.